SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2002

ARS NETWORKS,INCORPORATED
(Name of Small Business issuer in its charter)

NEW HAMPSHIRE	000-25967	14-1805077
(State or other jurisdiction of incorporation or organization)	(Commission file No.)	(IRS Employer Identification No.)

100 Walnut Street
 Champlain, New York 12919

(Address of principal executive offices including zip code)

(518) 298-2042
(Registrant's telephone number including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 2, 2002, Lougen, Valenti, Bookbinder & Weintraub, LLP ("Lougen") resigned as the Company's certifying accountant. Lougen's reports on the Company's financial statements for the two years ended January 31, 2002 did not contain an adverse opinion or disclaimer of opinion; however, the audit reports for the years ended January 31, 2002 and 2001 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The Company's Shareholders accepted the resignation on December 5, 2002 by the former certifying accountant and approved the appointment of a new certifying accountant.  During the years ended January 31, 2002 and 2001, and the subsequent interim period through December 2, 2002 the Company has not had any disagreements with Lougen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Russell Bedford Stefanou Mirchandani LLP (" Russell Bedford Stefanou Mirchandani") as its certifying accountant as of December 2, 2002 for the Company's fiscal year ending January 31, 2003. The Company has not consulted Russell Bedford Stefanou Mirchandani previously.

Lougen's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.     Description

16	Letter from Lougen, Valenti, Bookbinder & Weintraub, LLP ,Certified Public Accountants to the Commission, dated December 6, 2002.

SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2002	ARS Networks, Inc.

/s/ Sydney A. Harland
Sydney A. Harland
President and Chief Executive Officer